UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 3, 2009

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On May 3, 2009, Liberty Media Corporation (“Liberty”) and Liberty Entertainment, Inc., a wholly owned subsidiary of Liberty (“LEI”), entered into an Agreement and Plan of Merger with The DIRECTV Group, Inc. (“DTVG”) and the other parties named therein (the “Merger Agreement”), pursuant to which, after Liberty completes its previously announced split-off of LEI (the “Split-off”), LEI and DTVG will combine under a new parent company named DIRECTV.  Upon completion by Liberty of the Split-off, LEI will own certain assets and liabilities currently attributed to the Liberty Entertainment tracking stock group.  LEI will be comprised of: (i) approximately 54% of the common stock of DTVG, (ii) Liberty Sports Holdings, which owns three regional sports networks, (iii) a 65% interest in Game Show Network which in turn owns 100% of FUN Technologies, LLC, (iv) approximately $30 million in cash, and (v) approximately $2 billion in debt.

The terms of the Merger Agreement and related documents entered into in connection with the Merger Agreement are summarized below.

A copy of the press release announcing this transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Agreement and Plan of Merger

The Merger Agreement provides that LEI and DTVG will separately merge with two subsidiaries of DIRECTV, an entity recently formed by DTVG in order to effect these transactions.   As a result of the mergers, DIRECTV will become the new public parent company of DTVG and LEI.  DIRECTV will issue two classes of stock: Class A, which will be publicly listed and will entitle each holder of such shares to one vote per share, and Class B, which will not be publicly listed and which will entitle each holder of such shares to 15 votes per share. The holders of the common stock of DTVG will be entitled to receive one share of DIRECTV Class A common stock for each share of DTVG common stock held. The holders of LEI Series A and Series B common stock (other than Dr. John C. Malone, his wife Mrs. Leslie Malone, and certain trusts in favor of their children, collectively the “Malones”) will be entitled to receive 1.11111 shares of DIRECTV Class A common stock for each share of LEI Series A or Series B common stock held by them (as adjusted pursuant to the Merger Agreement).

The Malones will receive 1.11111 shares of DIRECTV Class B common stock for each share of LEI Series B common stock held (as adjusted pursuant to the Merger Agreement). DIRECTV will have the right to purchase DIRECTV Class B common stock owned by the Malones and certain transferees upon Dr. Malone’s death for a 10% premium to market.

The Merger Agreement contains customary representations, warranties and covenants by each of Liberty, LEI and DTVG. After the completion of the Split-off, LEI will succeed to most of Liberty’s rights and obligations under the Merger Agreement.

Certain closing conditions for the mergers include (i) consummation of the Split-off; (ii) approval of the transactions by a majority of Liberty Entertainment group tracking stock shareholders (excluding shares controlled by Dr. Malone, certain affiliated persons of Dr. Malone and the officers and directors of Liberty); (iii) approval of the transactions by a majority of DTVG stockholders (excluding Liberty, Dr. Malone, certain affiliated persons of Dr. Malone and the directors and officers of Liberty); (iv) expiration or termination of the applicable Hart-Scott-Rodino waiting period; (v) consent of the Federal Communications Commission; and (vi) receipt of IRS private letter rulings.

DTVG and Liberty are subject to reciprocal “no-shop” restrictions and “force-the-vote” provisions, which require both DTVG and Liberty to hold stockholder meetings even if their respective boards change their recommendation.

Either DTVG or Liberty may terminate the Merger Agreement if (i) the mergers have not been consummated within 12 months of signing, with a 90-day extension in the event that the only closing condition not satisfied is receipt of regulatory approvals; (ii) necessary stockholder approvals are not obtained; (iii) the board of directors of the other party makes an adverse recommendation change; or (iv) based on certain breaches related to closing conditions which are not timely cured.

Liberty and DTVG have reciprocal termination rights providing for a $450 million break-up fee under certain conditions and also have reciprocal expense reimbursement provisions for up to $10 million.

The above discussion of the terms of the Merger Agreement is qualified by reference to the full text of the Merger Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K.

Voting, Standstill, Non-Competition and Non-Solicitation Agreement

Liberty, DIRECTV, DTVG, LEI and subsidiaries of Liberty that directly hold the DTVG shares beneficially owned by Liberty have entered into a Voting, Standstill, Non-Competition and Non-Solicitation Agreement dated as of May 3, 2009 (the “Voting Agreement”). Under the Voting Agreement, Liberty agrees to vote shares of DTVG common stock controlled by Liberty in favor of the adoption of the Merger Agreement and against any alternative DIRECTV takeover proposal.

Under the Voting Agreement, Liberty and its affiliates are also subject to a three-year non-compete agreement and a three-year standstill with respect to the equity securities of DIRECTV.

The above discussion of the terms of the Voting Agreement is qualified by reference to the full text of the Voting Agreement filed as Exhibit 99.2 to this Current Report on Form 8-K.

Voting and Right of First Refusal Agreement

LEI, DTVG, DIRECTV and the Malones have entered into a Voting and Rights of First Refusal Agreement dated as of May 3, 2009 (the “Malone Agreement”).

Under the terms of the Malone Agreement, the Malones agree to, among other things:

•                  vote their Series A and Series B Liberty Entertainment group tracking stock in favor of the Split-off;

•                  certain restrictions on transfer of their high vote stock until the first anniversary of the Split-off;

•                  not acquire any additional shares, other than through the exercise of Series A or Class A options, of (i) Liberty Entertainment group tracking stock from signing until the consummation of the Split-off, (ii) LEI common stock from the consummation of the Split-off until the closing of the mergers, and (iii) DIRECTV common stock after the consummation of the mergers and until the first anniversary of the Split-off;

•                  with respect to their Class B DIRECTV shares, agree not to exercise more than 24% of the aggregate voting power of DIRECTV common stock outstanding at any relevant determination date (with any excess voting power to be voted in the same manner as the votes of the non-Malone DIRECTV shareholders); and

•                  with respect to their Class B DIRECTV shares, grant to DIRECTV a right of first refusal in the event of certain proposed transfers of their Class B DIRECTV stock.

The above discussion of the terms of the Malone Agreement is qualified by reference to the full text of the Malone Agreement filed as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

2.1

Agreement and Plan of Merger, dated as of May 3, 2009, by and among Liberty Media Corporation, Liberty Entertainment, Inc., The DIRECTV Group, Inc., DIRECTV, DTVG One, Inc. and DTVG Two, Inc. (incorporated by reference to Exhibit 10.1 to The DIRECTV Group, Inc. Current Report on Form 8-K (File No. 001-31945) filed on May 4, 2009 (the “DTVG 8-K”)).

99.1	Press Release dated May 4, 2009

99.2

Voting, Standstill, Non-Competition and Non-Solicitation Agreement, dated as of May 3, 2009, by and among Liberty Media Corporation, DIRECTV, The DIRECTV Group, Inc., Liberty Entertainment, Inc., Greenlady Corporation and Greenlady II, LLC (incorporated by reference to Exhibit 10.2 to the DTVG 8-K).

99.3

Voting and Right of First Refusal Agreement, dated as of May 3, 2009, by and among Liberty Entertainment, Inc., The DIRECTV Group, Inc., DIRECTV, Dr. John C. Malone, Mrs. Leslie Malone, The Tracy L. Neal Trust A and The Evan D. Malone Trust A (incorporated by reference to Exhibit 10.3 to the DTVG 8-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2009

LIBERTY MEDIA CORPORATION

	By:	/s/ Mark E. Burton
Name: Mark E. Burton
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

2.1

Agreement and Plan of Merger, dated as of May 3, 2009, by and among Liberty Media Corporation, Liberty Entertainment, Inc., The DIRECTV Group, Inc., DIRECTV, DTVG One, Inc. and DTVG Two, Inc. (incorporated by reference to Exhibit 10.1 to The DIRECTV Group, Inc. Current Report on Form 8-K (File No. 001-31945) filed on May 4, 2009 (the “DTVG 8-K”)).

99.1	Press Release dated May 4, 2009

99.2

Voting, Standstill, Non-Competition and Non-Solicitation Agreement, dated as of May 3, 2009, by and among Liberty Media Corporation, DIRECTV, The DIRECTV Group, Inc., Liberty Entertainment, Inc., Greenlady Corporation and Greenlady II, LLC (incorporated by reference to Exhibit 10.2 to the DTVG 8-K).

99.3

Voting and Right of First Refusal Agreement, dated as of May 3, 2009, by and among Liberty Entertainment, Inc., The DIRECTV Group, Inc., DIRECTV, Dr. John C. Malone, Mrs. Leslie Malone, The Tracy L. Neal Trust A and The Evan D. Malone Trust A (incorporated by reference to Exhibit 10.3 to the DTVG 8-K).